UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2006

Genio Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28459	22-3360133
(Commission File Number)	(I.R.S. Employer Identification Number)

(561) 434-4011

(Registrant’s Telephone Number, Including Area Code)

4020 S. 57th Avenue, Suite 204, Lake Worth, Florida	33463
(Address of Principal Executive Offices)	(Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) - (d) On April 4, 2006, the shareholders of Genio Group Inc. (the “Registrant”) appointed Robert I. Jarkow as sole member of the Board of Directors of the Registrant. Mr. Jarkow’s qualifications and experience are described below.

Effective April 4, 2006, Matthew J. Cohen resigned his position as Chief Executive Officer of the Registrant to pursue other interests. Mr. Cohen did not list any disagreement with the Registrant’s operations, policies or practices in his resignation. Effective April 4, 2006, Robert I. Jarkow was appointed Chief Executive Officer of the Registrant. Mr. Jarkow is a retired certified public accountant. From 1982 to 2003, he was sole owner and managing partner in the accounting and auditing firm of Robert Jarkow, C.P.A. in Fort Lauderdale, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENIO GROUP, INC.

/s/ Robert I. Jarkow

By:	Robert I. Jarkow
Its:	Chief Executive Officer

Dated: April 7, 2006